Exhibit 99.906CERT

Exhibit 99.12(b)

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

Alan Goodson, Principal Executive Officer, and Andrea Melia, Principal Financial Officer, of Aberdeen Singapore Fund, Inc. (Formerly The Singapore Fund, Inc.), a Maryland corporation (the “Registrant”), each certify that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2013 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER

Aberdeen Singapore Fund, Inc.

(Formerly The Singapore Fund, Inc.),

/s/ Alan Goodson
Alan Goodson
Date: December 27, 2013

PRINCIPAL FINANCIAL OFFICER

Aberdeen Singapore Fund, Inc.

(Formerly The Singapore Fund, Inc.),

/s/ Andrea Melia
Andrea Melia
Date: December 27, 2013

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document.  A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.